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                                                                   Exhibit 10.27


                                 LEASE AGREEMENT

This Lease agreement, made and entered into by and between:
The Tupelo Furniture Market
hereinafter referred to as Landlord, and Quaker Fabric Corp. of Fall River,

hereinafter referred to as Tenant,

                                   Witnesseth:

                                       I.

         In consideration of the obligation of tenant to pay as herein provided, and in consideration of the other terms, provisions, and covenants hereof, Landlord hereby agrees to let to Tenant, and Tenant hereby agrees to lease from Landlord, the following described space in the Tupelo Furniture Market, Mississippi Complex, situated on a tract of land at 705 Coley Road. A showroom containing approximately 3200 square feet of space and being known as space number B 15, together with all rights, privileges, easements, appurtenances, and immunities belonging to or in any way pertaining to the said premises.

                                       II.

         Landlord agrees to have and to hold same space in reserve for Tenant during markets for a period of 3 year(s) commencing on June 30, 1996 and ending on June 30, 1999.

                                      III.

         Space will be considered Permanent and rental of said space will be at a rate of $7.00 square foot, with payments for said space being made in 36 equal installments to be received by Landlord on or before the first day of each month with the monies for each market paid in full no less than thirty days before the date of the market.

                                       IV.

         Special Provisions and agreements are listed below:

         * Monthly rental rate will be $1,866.67, plus a $416.00 monthly utility charge. ($2,282.67) due and payable on the first of each month.

         * If any proposed new location and space is unacceptable to the Tenant, then the Tenant shall, at its option, have the right to terminate this Lease.
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         *   If any relocation is required by the Landlord, the Landlord shall provide comparable replacements for all installations and improvements made by the Tenant in the space demised herein, which are not reasonably movable by the Tenant, in the new space.

                                       V.

3200 sq. feet x $7.00 (per Square Foot) = $22,400.00 per year
Utility Charge $416.00 per month        Total:  $27,392.00 per year

The Tupelo Furniture Market and the undersigned Exhibitor hereby enter in this lease agreement upon the terms and conditions and regulations of the Tupelo Furniture Market.

Company    Quaker Fabric Corp. of Fall River

Address    941 Grinnell Street

City       Fall River State MA Zip 02721

Telephone  (508) 678-1957

Printed Name of Company Official:     Tom Finneran, VP. Sales

Date: X                               Date       8/19/96

Please remit at once to:

Tupelo Furniture Market
Mississippi Complex
705 Coley Road
Tupelo, MS 38801

V.M. Cleveland, President

Janie Foster, Managing Director
Mississippi Complex
(601) 844 - 1473
(601) 844-3692 - fax



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                              RULES AND REGULATIONS
                        WHICH ARE A PART OF THIS CONTRACT

* Management reserves the right to refuse any or all applications for space and to prohibit or remove any exhibit, display or part thereof, or proposed exhibit display or device, which in the opinion of show management is not suitable to or in keeping with the policy of show management.

* Booths are assigned for the purpose of displaying merchandise and must be properly manned during the hours of the show.

* Exhibit fees - If the entire exhibit fee is not paid in full 30 days prior to the opening of the show, management reserves the right to cancel this display area and reassign it to another with no refund to the original company to whom the display area was confirmed.

* All applicants for exhibit space must be authorized representatives of the company for whom he is making application for space. He agrees to display and offer for sale only those products and services of the company he represents. This form, properly filled out, must be submitted for approval when making application.

* Exhibit fee covers rental of exhibit space assigned for the period of the show. Exhibitors accept full responsibility for any and all service delivered to the exhibitor's space at any time during the show.

* All exhibitors must comply with the local fire protection code. This code will be strictly enforced.

* Exhibitors will be held responsible for any and all property damage incurred by their employees. Violators will be held responsible and charged for repairs.

* Subletting of space is prohibited. Exhibitors are not permitted to sublet any portion of their space, nor are they allowed to display or offer for sale any merchandise or services other than their own products as listed in this contract.

* In the event the exhibitor selects space already assigned to others, management reserves the right to assign said exhibitor to space as close as possible to the original choice made by the exhibitor.

* Management reserves the right to reassign space to exhibitors who might accidentally be assigned to space whose proximity to competitors may cause conflict.


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*        Noisy or undignified displays are prohibited and will not be permitted nor will noisily operated displays be allowed. Sound devices, megaphones, loud speakers, side show tactics, or undignified methods of attracting attention will not be permitted.

* Installation of exhibits - Exhibitors will be permitted to commence setting up their exhibits on day(s) indicated. After official opening, no cases or packing materials are to be left in the aisles or booths. All displays must be built within the overall booth size.

* Dismantling of exhibit - Exhibitors will not be permitted to dismantle their exhibits, nor do any packing prior to the official closing hour of the show and then only after all visitors have left the exhibit floor. It is agreed that your display will remain intact and properly attended by your representative until the official closing time as stated in your exhibitor kit. Management has pledged to visitors that all exhibits will remain intact and attended until the close of the show. All merchandise and display material must be removed from the booths and packed ready for shipment no later than the time specified in the exhibitor kit.

* Cancellation - In the event of cancellation of show due to fire, strikes, or other causes beyond control, and if exhibit fees have been paid and spaces assigned, exhibitor will permit a proportionate share of his exhibit fee to be used by show management for direct expenses incurred by show management in connection with the production of the exhibit. The applicant agrees that after contract for space is accepted and signed, it shall be binding upon the applicant hereof and subject to all the terms and conditions of this contract, and constitutes a non-cancellable contract for space assigned.

* Selling activities and promotional efforts must be confined within the space assigned to each exhibitor.

* Any space either applied for or contracted for, of which the exhibitor does not complete his contractual obligation, shall be deemed as forfeited by the exhibitor, as shall any deposits or other monies paid. Show management is herein authorized to dispose of such space as is best for the success of the exhibit and shall retain as damages, any and all such monies that had been paid, as damages and expenses.

* The exhibit facility, as well as any officer or staff member of either organization mentioned, will not be responsible for any damage that might accrue from fire, theft, loss of merchandise, water damage, personal injury or damage alleged to have been caused or attributed to, by reason of any exhibitor's participation in the show. It is agreed that the exhibit facility shall be blameless for all liability which


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         might ensue from any cause mentioned above, unless it is due to the
         Landlord's negligence.

* Show management respectfully suggests that each exhibitor carry his own insurance protection.

* Whenever the word "space" is used in this contract, it shall denote booth, singular or plural.

* Landlord shall furnish working heat and air conditioning connections to the Tenant's space. Landlord shall be responsible for all repairs to the heat and air conditioning equipment.


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